EX-99.23(g)(11)

                                  AMENDMENT TO
                  AMENDED AND RESTATED MUTUAL FUND CUSTODY AND
                               SERVICES AGREEMENT

     This Amendment dated the 17th day of January, 2006, to the Amended and Restated Mutual Fund Custody and Services Agreement effective as of May 1, 2001, (the "Agreement") by and between JNL Variable Fund LLC and JNLNY Variable Fund I LLC (each individually the "Fund") and Mellon Trust of New England, N.A. (formerly Boston Safe Deposit and Trust Company) (the "Custodian").

     WHEREAS, the Fund and the Custodian have entered into the Agreement;

     WHEREAS, in order to reflect a change in the names of certain Funds; and

     WHEREAS, pursuant to Article IV, Section 9(d) of the Agreement, the Fund and the Custodian wish to amend the Agreement to reflect the addition of a new Fund.

     NOW, THEREFORE, the parties hereto agree to amend the Agreement as follows:

     1. To delete Appendix E of the Agreement in its entirety and substitute it with the Appendix E attached hereto.

     2. Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

     3. The Fund and the Custodian hereby each represent and warrant to the other that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment on its behalf has the requisite authority to bind the Fund or Custodian to this Amendment.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

                                    JNL VARIABLE FUND LLC
                                    JNLNY VARIABLE FUND I LLC

                                    By: ______________________________
                                    Name: __Robert A. Fritts__________
                                    Title: ___President_______________

                                    MELLON TRUST OF NEW ENGLAND, N.A.


                                    By: ______________________________
                                    Name: ____________________________
                                    Title: ___________________________

                                   APPENDIX E

                                  LIST OF FUNDS
                            (as of January 17, 2006)


                              JNL VARIABLE FUND LLC

              JNL/Mellon Capital Management DowSM 10 Fund
              JNL/Mellon Capital Management S&P(R) 10 Fund
              JNL/Mellon Capital Management Global 15 Fund
              JNL/Mellon Capital Management 25 Fund
              JNL/Mellon Capital Management Select Small-Cap Fund JNL/Mellon Capital Management Nasdaq(R) 15 Fund JNL/Mellon Capital Management Value Line(R) 25 Fund JNL/Mellon Capital Management DowSM Dividend Fund JNL/Mellon Capital Management VIP Fund
              JNL/Mellon Capital Management JNL 5 Fund
              JNL/Mellon Capital Management Communications Sector Fund JNL/Mellon Capital Management Consumer Brands Sector Fund JNL/Mellon Capital Management Financial Sector Fund JNL/Mellon Capital Management Healthcare Sector Fund JNL/Mellon Capital Management Oil & Gas Sector Fund JNL/Mellon Capital Management Technology Sector Fund

                            JNLNY VARIABLE FUND I LLC

              JNL/Mellon Capital Management DowSM 10 Fund
              JNL/Mellon Capital Management S&P(R) 10 Fund
              JNL/Mellon Capital Management Global 15 Fund
              JNL/Mellon Capital Management 25 Fund
              JNL/Mellon Capital Management Select Small-Cap Fund JNL/Mellon Capital Management Nasdaq(R) 15 Fund JNL/Mellon Capital Management Value Line(R) 25 Fund JNL/Mellon Capital Management DowSM Dividend Fund